Exhibit 10.2

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED AMEREN CORPORATION CHANGE OF CONTROL SEVERANCE PLAN

WHEREAS, Ameren Corporation (“Company”) previously established the Second Amended and Restated Ameren Corporation Change of Control Severance Plan, effective October 1, 2008 (“Plan”); and

WHEREAS, effective October 9, 2009, Ameren desires to amend the Plan in certain respects; and

WHEREAS, Article VI of the Plan provides that the Board of Directors of the Company (“Board”) may amend the Plan, as evidenced by a written instrument signed by an authorized officer of the Company;

NOW, THEREFORE, effective October 9, 2009, Section 4.4(a) of the Plan is amended to add the following sentence to the end thereof:

Notwithstanding the foregoing or any other provision in the Plan to the contrary, in no event shall a Participant who first becomes listed on Schedule I on or after October 1, 2009 be eligible to receive a Gross-Up Payment or any other payment or benefit under this Section 4.4.

Except as amended by this Amendment, all of the provisions of the Plan shall remain in full force and effect.

Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, the Board has amended the Plan by the foregoing Amendment, which is adopted on this 12th day of October, 2009.

AMEREN SERVICES COMPANY

On behalf of AMEREN CORPORATION

By:    /s/ Mark C. Lindgren

Name:    Mark C. Lindgren

Title:      Vice President, Corporate HR